Exhibit 32.1

CERTIFICATION

The undersigned officer of SeaLife Corporation (the Company), does hereby certify, to such officer's knowledge, that:

The Quarterly Report filed under cover of Form 8K for three month period ended September 31, 2006, of the Company fully complies, in all material respects, with the requirements that would have been imposed, had the Company been subject to the requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 20, 2006

By:

/s/ Robert A. McCaslin

Robert A. McCaslin,

President and Chief Financial Officer